UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2007

Power Integrations, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-23441	94-3065014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5245 Hellyer Avenue

San Jose, California 95138-1002

(Address of principal executive offices)

(408) 414-9200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2007, Power Integrations, Inc. entered into a letter agreement with Derek Bell, Power Integrations’ Vice President of Engineering, to correct the terms of an agreement entered into with Mr. Bell in December 2006, which was reported on a Form 8-K filed with the Securities and Exchange Commission on December 21, 2006. In that Form 8-K Power Integrations reported, among other things, that Mr. Bell’s options to purchase 8,685 and 8,684 shares of Power Integrations common stock, with an exercise price of $12.10 per share, had been amended to provide that they could only be exercised in 2007 and 2008, respectively. The letter agreement corrects the terms of that agreement with Mr. Bell so that the correct numbers of shares subject to those amended options are 9,116 and 9,114, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Integrations, Inc.

By:	/s/ Rafael Torres
Name:	Rafael Torres
Title:	Chief Financial Officer

Dated: September 10, 2007